Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Central Federal Corporation of our report dated March 11, 2009 incorporated by reference in the Annual Report on Form 10-K of Central Federal Corporation for the year ended December 31, 2008.
Crowe Horwath LLP
Cleveland, Ohio
November 13, 2009